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                                                                 EXHIBIT 23(c)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 (Registration Statement File No. 333-56655-01) to Registration Statement file No. 333-56655 on Form S-4, of our report dated April 27, 1998 (except with respect to the matter discussed in Note 16, as to which the date is May 17, 1998) included in R.P. Scherer Corporation's Annual Report on Form 10-K for the year ended March 31, 1998.


/s/ Arthur Andersen LLP

Detroit, Michigan
August 10, 1998